UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 8, 2006

MGI PHARMA, INC.

(Exact name of registrant as specified in its charter)

Minnesota	0-10736	41-1364647
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

5775 West Old Shakopee Road, Suite 100, Bloomington, Minnesota	55437
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (952) 346-4700

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN THE REPORT

Preliminary Note:

This Form 8-K/A amends the Form 8-K filed by MGI PHARMA, INC. on February 8, 2006 (the “Original 8-K”), announcing its financial results for the quarter and year ended December 31, 2005. This Form 8-K/A is being filed to amend the Original 8-K to attach a corrected version of the press release and to replace the disclosure contained in Item 2.02 to refer to the corrected version of the press release.

Section 2 – Financial Information

Item 2.02 Results of Operations and Financial Condition.

On February 9, 2006, MGI PHARMA, INC. issued a press release disclosing its financial results for the quarter and year ended December 31, 2005. A copy of MGI PHARMA’s press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference. The press release corrected and replaced information that was contained in MGI PHARMA’s press release issued on February 8, 2006. The press release attached hereto as Exhibit 99.1 reflects corrected allocations among operating expenses for the fourth quarter and full year 2005. The total operating expenses for these periods have not changed from the previously disclosed amounts, and there are no other changes to the previously reported information.

Section 9 – Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

99.1	MGI PHARMA, INC. corrected press release dated February 9, 2006, announcing financial results for the quarter and year ended December 31, 2005.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MGI PHARMA, INC.

Date: February 9, 2006	By:	/s/ JAMES C. HAWLEY
James C. Hawley
Senior Vice President and Chief Financial Officer

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EXHIBIT INDEX

99.1	MGI PHARMA, INC. corrected press release dated February 9, 2006, announcing financial results for the quarter and year ended December 31, 2005.

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